United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K/A

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 9, 2007	000-31267
Date of Report (Date of earliest event reported)	Commission File Number

IWT TESORO CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	91-2048019
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

191 Post Road West, Suite 10, Westport, CT 06880
(Address of Principal Executive Offices) (Zip Code)

(203) 271-2770
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing requirements of the registration under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4( c) under the Exchange Act (17 CFR 240.13e-4(  c))

Item 1.01 Entry into a Material Definitive Agreement

On April 9, 2007, IWT Tesoro Corporation entered into a Securities Purchase Agreement with Mercatus & Partners Limited pursuant to which we agreed to issue an aggregate of 1,818,182 shares to Antares Trading Fund Mercatech SP, a global micro-cap fund affiliated with Mercatus & Partners Limited. In accordance with the Agreement, the purchaser was obligated to pay the purchase price within 45 days of the delivery of the shares of common stock to the custodian.  We never received the purchase price within the time agreed upon.  We have notified all  parties that the certificate representing the shares is to be returned immediately to our transfer agent.  Additionally, Tesoro has informed its transfer agent that the certificate representing these shares is to be voided and canceled.

Item 3.02 Unregistered Sales of Equity Securities.

We have cancelled shares representing 1,818,182 shares of our common stock issued to Antares Trading Fund Mercatech SP.  The shares of common stock were offered and sold in reliance on exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933 and Regulation S promulgated therein, however the purchase price for the shares was never made as agreed upon.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 3, 2007	IWT TESORO CORPORATION

/s/ Henry J. Boucher, Jr., President
By: Henry J. Boucher, Jr., President